Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of VBI Vaccines, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Jeff R. Baxter and/or Jim Martin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form F-3 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, $150,000,000 in value of any combination of common shares, warrants, and units, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument to be effective as of July 22, 2016.

/s/ Steven Gillis
Steven Gillis

/s/ Sam Chawla
Sam Chawla

/s/ Scott Requadt
Scott Requadt

/s/ Michel De Wilde
Michel De Wilde

/s/ Steve Rubin
Steve Rubin

/s/ Adam Logal
Adam Logal